Amended Schedule 1

Dated May 9, 2025

to the

Investment Advisory Agreement

Touchstone Strategic Trust

Dated May 1, 2000

Listing of Funds and Advisory Fee Rates

Name of Fund	Annual Basic Fee Rate

Touchstone Balanced Fund

0.55% on the first $200 million of assets;

0.50% on the next $200 million of assets;

0.45% on the next $600 million of assets;

0.40% on the next $1 billion of assets; and

0.35% on assets over $2 billion

Touchstone Core Municipal Bond Fund	0.40% on the first $300 million of assets; and 0.30% on assets over $300 million

Touchstone Dynamic Large Cap Growth Fund	0.60% on the first $200 million of assets; and 0.40% on assets over $200 million

Touchstone Flexible Income Fund	0.60% on the first $500 million of assets; and 0.50% on assets over $500 million

Touchstone Focused Fund	0.70% on the first $100 million of assets; 0.65% on the next $400 million of assets; and 0.60% on assets over $500 million

Touchstone International Value Fund

0.70% on the first $500 million of assets;

0.65% on the next $300 million of assets;

0.60% on the next $200 million of assets;

0.50% on the next $1 billion of assets; and

0.40% on assets over $2 billion

Touchstone Large Cap Focused Fund

0.70% on the first $500 million of assets;

0.65% on the next $300 million of assets;

0.60% on the next $200 million of assets;

0.50% on the next $1 billion of assets; and

0.40% on assets over $2 billion

Touchstone Large Cap Fund	0.60% on the first $500 million of assets; 0.54% on the next $500 million of assets; and 0.50% on assets over $1 billion

Touchstone Large Company Growth Fund	0.60% on all assets

Touchstone Mid Cap Growth Fund	0.74% on the first $500 million of assets; 0.69% on the next $500 million of assets; 0.65% on the next $200 million of assets; and 0.60% on assets over $1.2 billion

Touchstone Non-US Equity Fund	0.65% on the first $1 billion of assets; and 0.60% on assets over $1 billion

Touchstone Sands Capital Emerging Markets Growth Fund	1.00% on the first $200 million of assets; 0.85% on the next $2.8 billion of assets; and 0.80% on assets over $3 billion

Touchstone Small Company Fund	0.70% on the first $500 million of assets; 0.65% on the next $300 million of assets; 0.60% on the next $200 million of assets;
0.50% on the next $1 billion of assets; and 0.40% on assets over $2 billion

Touchstone Strategic Income Fund	0.55% on the first $250 million of assets; 0.50% on the next $250 million of assets; and 0.45% on assets over $500 million

Touchstone Value Fund	0.65% on the first $200 million of assets; and 0.55% on assets over $200 million

[Signature page follows]

This Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ E. Blake Moore Jr.
Name: E. Blake Moore Jr.
Title: Chief Executive Officer

By:	/s/ Terrie Wiedenheft
Name: Terrie Wiedenheft
Title: Chief Financial Officer